Exhibit 2.5

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     This ASSIGNMENT AND ASSUMPTION AGREEMENT dated May 5, 2008 (this "Agreement"), is among NT Holdings, Inc., a Nevada corporation (the "Assignor" or the "Company") and Rider Point International or assigns (the "Assignee", and with Assignor, the "Parties").

          WHEREAS, Assignor desires to enter into an agreement to acquire a new operating business (the "Proposed Acquisition");

          WHEREAS, in conjunction with the Proposed Acquisition and to facilitate the Proposed Acquisition, Assignor believes it to be in the best interest of the Company and its shareholders to assign 100% of its current assets (the "Assets") to Assignee in consideration for Assignee assuming 100% of Assignor's current debts and other liabilities (the "Liabilities");

          AND WHEREAS, the parties desire to enter into this agreement concurrently with, and expressly conditional on, closing of the Proposed Acquisition;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto hereby agree as follows:

     1.     Assignment  and  Assumption.
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          a.  Assignor  hereby grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor in and to the Assets, and Assignee hereby assumes any and all obligations related to, as Owner, in and to the Liabilities.

          b. The Assignor represents and warrants to the Assignee that the Assignor has not taken any action that would serve to impair or encumber the Assignor's ownership interest in the Assets since the date of acquisition.

     2.     Representations  and  Warranties  of  the  Assignor.  The  Assignor
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warrants  and  represents  to,  and  covenants  with,  the  Assignee  that:

          a. The Assignor is the lawful owner of the Assets with the full right to transfer such Assets, which transfer is made free from any claims and encumbrances;

          b. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged sold or otherwise disposed of the Assets or any interest in the Assets to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assets or any interest in the Assets.

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          c.  The Assignor has been duly organized, and is validly existing as a corporation in good standing under the laws of the State of Nevada with full power and authority to enter into and perform its obligations under this Agreement;

          d. This Agreement has been duly executed and delivered by the Assignor, and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid, and binding agreement of the Assignor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

          e. The execution, delivery and performance by the Assignor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date thereof;

          f. The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of the Assignor; neither the execution and delivery by the Assignor of this Agreement, nor the consummation by the Assignor of the transactions herein contemplated, nor compliance by the Assignor with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the governing documents of the Assignor or any law, governmental rule or regulation or any material judgment, decree or order binding on the Assignor or any of its properties, or any of the provisions of any material indenture, mortgage, deed of trust, contract or other instrument to which the Assignor is a party or by which it is bound;

     4.     Representations  and  Warranties  of  the  Assignee.  The  Assignee
            ---------------------------------------------------
warrants  and  represents  to,  and  covenants  with,  the  Assignor  that:

          a. The Assignee agrees to be bound by all of the terms, covenants and conditions of its ownership of the Assets and from and after the date hereof, the Assignee assumes for the benefit of the Assignor all of the Assignor's obligations thereunder;

          b. The Assignee shall indemnify the Assignor for any loss or liability incurred by the Assignor arising (i) from any breach of warranty, representation or covenant of the Assignee made herein that materially and adversely affects the interests of Assignor or (ii) by reasons of willful misfeasance, bad faith or negligence of the Assignee in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder;

          c. The Assignee hereto represents and warrants that it is duly and legally authorized to enter into this Agreement and to perform its obligations hereunder; and

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          d. The Assignee hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     5.  THIS  ASSIGNMENT  AGREEMENT  SHALL  BE  GOVERNED  BY  AND  CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     6. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, or sent by overnight courier to those addresses set forth opposite the signature page hereto and/or such other address as may hereafter be furnished by the Assignor or Assignee.

     7. Assignee, for itself and its successors and assigns, hereby covenants with Assignor, its successors and assigns, that Assignee and its successors and assigns will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, transfers, assignments, conveyances, powers of attorney and assurances, for the better assuring, conveying and confirming unto Assignor that Assignee has assumed all and singular the entire right, title and interest in and to the Assets which has been assigned hereunder and in such manner and to such extent as Assignor, its successors or assigns, shall reasonably require.

     8. This Agreement and the covenants and agreements contained herein shall inure to the benefit of Assignee and its successors and assigns, and shall be binding upon Assignor and its successors and assigns.

     9. This Agreement contains the entire understanding between the parties hereto concerning the subject matter hereof, and there are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein. Neither this Agreement nor any of the provisions herein shall be modified or waived except by an instrument in writing signed by each of the parties hereto.

     10. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.


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IN  WITNESS  WHEREOF,  the  parties  have caused this Assignment Agreement to be executed  by  their duly authorized officers as of the date first above written.

ASSIGNOR:

NT  HOLDINGS,  INC.

By:  _____________________________
Alan  Lew,  President

Confirmed:

________________________________


ASSIGNEE:

RIDER  POINT  INTERNATIONAL

By:_________________________________
Name:_______________________________
Title:________________________________